UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K
                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        February 24, 2004
                (Date of Earliest Event Reported)


                  FLEXPOINT SENSOR SYSTEMS, INC.
          (Name of small business issuer in its charter)

        Delaware                  0-24368                   87-0620425
(State of incorporation)   (Commission file number)     (I.R.S. Employer
                                                        Identification No.)

                  47 East 7200 South, Suite 204
                       Midvale, Utah 84047
            (Address of principal executive offices )

                           801-568-5111
                   (Issuer's telephone number)



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In this current report references to "Flexpoint Sensor," "we," "us," and "our"
refer to Flexpoint Sensor Systems, Inc.

This current report contains certain forward-looking statements and any statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within Flexpoint Sensor's control.

ITEM 1.  CHANGES IN CONTROL

As a result of the confirmation of our Debtor's Plan of Reorganization (the "Plan"), discussed in Item 3, below, we have agreed to issue 6,879,474 shares of common stock to satisfy creditor's claims and have effected a 7-to-1 reverse of our common stock, discussed in Item 5, below. Under the Plan, First Equity Holdings Corp. was issued 7,142,857 shares in consideration for its assigned interest in the Aspen Capital Ventures creditor claim of $3,681,280. First Equity Holdings Corp. agreed to reduce its assigned claim to zero in exchange for our agreement not to contest the 50,000,000 shares issued to Aspen Capital Ventures prior to our petition for bankruptcy protection. The 7,142,857 shares will represent 40.1% of our issued and outstanding shares after completion of the Plan.

Broad Investment Partners, LLC may acquire 3,000,000 shares held in escrow if it opts to convert its credit line of $1.5 million, which is discussed in Item 5, below. If Broad Investment Partners converts the credit line, then it will own 16.8% of our issued and outstanding common stock upon completion of the Plan.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

On February 24, 2004, the United States Bankruptcy Court for the District of Utah confirmed Flexpoint Sensor Systems, Inc.'s Plan. The confirmation of the Plan was subject to a 10 day appeal period and is effective March 5, 2004. As of December 31, 2003, Flexpoint Sensor had total assets of approximately $3,612 and total liabilities of approximately $9 million with approximately $7.8 million subject to compromise under the Plan.

Summary of the Plan

The essence of the Plan is to satisfy allowed creditor's claims with common shares and restructure Flexpoint Sensor's current equity stockholders by effecting a 7-to-1 reverse split. The reverse split will result in 10,933,529 shares of common stock issued and outstanding. As part of the Plan we will issue 6,879,474 new shares of free trading stock to satisfy creditor claims. Of those shares, 3,879,474 will be used to satisfy debt totaling $5.6 million and 3,000,000 shares will be held in escrow for Broad Investment Partners, LLC. The reverse of our outstanding common stock and issuance of common stock pursuant to the Plan will dilute current shareholder interests.

Pre-petition options, warrants or executory contracts for acquisition of equity are cancelled upon confirmation of the Plan. Preferred stock and super-voting preferred stock are also cancelled upon confirmation. The creditors and all expenses of the bankruptcy are paid in full upon the effective date of the confirmation of the Plan by equity or with proceeds from the credit line.

The settlement of these claims enables Flexpoint Sensor to emerge from bankruptcy with our technology intact and with sufficient financial backing to operate our business and take our technology applications to market. The term of the Plan will be dependent upon the time required for Flexpoint Sensor to challenge the merits of Delco Electronics, Inc. creditor's claim.

Delco Electronics, Inc. filed a creditor's claim of $1,700,000, which is related to our agreement with Delphi Automotive Systems ("Delphi"). Management has decided to allow the bankruptcy court to settle this claim because the bankruptcy court is familiar with the facts and issues related to the creditor's claim. We will file a


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grievance challenging the Delphi creditor claim and Delphi must file an answer to our grievance. After the bankruptcy court reviews Delphi's answer, then it will issue a final decision regarding this creditor claim. Management believes the claim will be settled in our favor and will result in no further payments due. However, if the creditor claim is decided against us we will be required to pay the claim.

The bankruptcy court will retain jurisdiction over our bankruptcy case until the Delphi credit claim is resolved. Once the Delphi claim is resolved the bankruptcy court is expected to enter a final decree closing the Flexpoint Sensor bankruptcy case.

ITEM 5.  OTHER EVENTS

Common Stock Reverse

Flexpoint Sensor has effected a 7-to-1 reverse of its issued and outstanding common and the NASD granted an effective date of March 5, 2004 for the reverse. As a result of the reverse, the 76,534,709 shares of our common stock that are issued and outstanding will reverse to 10,933,529. Our authorized shares will remain at 100,000,000. In addition, the trading symbol for our common stock listed on the Pink Sheets will change to "FLXT" at the beginning of trading on March 5, 2004.

Credit Line

On January 14, 2004, Broad Investment Partners agreed to grant Flexpoint
Sensor a $1.5 million credit line, which was contingent upon approval of the Plan by the bankruptcy court. This credit line includes a 2% loan origination fee of $30,000 and annual interest of 10%. The accrued fees and interest are payable in full on January 14, 2007. The principal is due and payable on the earliest to occur of the following:
..       within three years of the signing date of the credit line (January 14,
        2007);
..       a default per the terms of the credit line;
..       upon closing of any public offering by Flexpoint Sensor which registers our shares under the Securities Act of 1933; or
..       five days after any breach by Flexpoint Sensor of any agreement with
        Broad Investment Partners or any of its affiliates.

We may repay the credit line in full at any time without penalty. Any payments not paid when due will be subject to a late fee of 5% and all amounts outstanding shall bear interest of 15% per annum until all payments are brought current. Broad Investment Partners may convert the principal and interest due under the credit line into Flexpoint common stock at a conversion rate of $0.50 per share. These shares will be issued from the 3,000,000 shares held in escrow. Any provision of the credit line may be amended, waived, modified, discharged or terminated solely upon the written consent of both the parties.

New Principal Office

We have immediate plans to move our office and equipment into a facility located in Draper, Utah.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibits

2.1     Order Confirming Plan, dated February 24, 2004.

2.2     Debtor's Plan of Reorganization, dated January 14, 2004

10.1 Credit Line Agreement between Flexpoint Sensor and Broad Investment Partners, LLC, dated January 14, 2004

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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FLEXPOINT SENSOR SYSTEMS, INC.


                                       /s/ John A. Sindt
Date: March 5, 2004               By: _______________________________________
                                      John A. Sindt
                                      President, CEO and Director